UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

REKOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

On March 25, 2026, Professor Sanjay Sarma notified the Board of Directors (the “Board”) of Rekor Systems, Inc. (the “Company”) of his resignation as a director, effective March 25, 2026. Professor Sarma’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following his resignation, Professor Sarma will continue to support the Company’s technology and innovation initiatives by serving as Chairman of the Board of Managers of Rekor Labs, LLC, a wholly owned subsidiary of the Company.

(e) Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Robert A. Berman

On March 24, 2026, the Company entered into an Amended and Restated Employment Agreement (the “Berman Agreement”) with Robert A. Berman, the Company’s President and Chief Executive Officer, which is effective as of March 20, 2026, and which amends, restates, replaces and supersedes that certain Employment Agreement, dated as of May 15, 2019, by and between the Company and Mr. Berman.

The Berman Agreement provides for an initial employment term through June 30, 2028, subject to automatic one-year renewal periods unless either party provides at least 90 days’ prior written notice of non-renewal. Under the Berman Agreement, Mr. Berman will receive an annualized base salary of $395,000 and will be eligible to be considered for periodic performance bonuses as determined by the Board in its sole discretion. In addition, within 30 days following the effective date of the Berman Agreement, the Company will grant Mr. Berman a one-time stock grant of 1,000,000 shares of the Company’s common stock, which will be fully vested upon grant. The Company will pay its share of any FICA taxes owed with respect to such grant, and the grant will be subject to withholding only with respect to the employee’s share of any mandatory FICA or other withholding, but not with respect to income taxes. Mr. Berman will be responsible for all income tax payments related to the grant.

Either party may terminate the employment relationship at any time, with or without Cause (as defined in the Berman Agreement), on 30 days’ advance notice, except that the Company may terminate Mr. Berman’s employment immediately for Cause. If Mr. Berman’s employment is terminated by the Company without Cause or by Mr. Berman for Good Reason (as defined in the Berman Agreement), then, subject to his execution and non-revocation of a general release of claims, Mr. Berman will be entitled to a separation payment equal to 12 months of his then-current base salary, payable in 12 equal monthly installments. Upon a Change in Control (as defined in the Berman Agreement) during the employment term, the Company may terminate Mr. Berman’s employment within 120 calendar days after the Change in Control, in which event Mr. Berman will be entitled, subject to his execution and non-revocation of a general release of claims, to a lump-sum payment equal to three times his then-current base salary, in lieu of the separation payment described above.

The Berman Agreement also contains customary provisions regarding expense reimbursement, employee benefits, vacation, indemnification and directors’ and officers’ liability insurance, and post-termination obligations, including pursuant to a previously executed proprietary rights agreement.

The foregoing description of the Berman Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Berman Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Joseph Nalepa

On March 24, 2026, the Company entered into an Employment Agreement (the “Nalepa Agreement”) with Joseph Nalepa, the Company’s Chief Financial Officer, which is effective as of November 17, 2025, the date of Mr. Nalepa’s appointment as Chief Financial Officer.

The Nalepa Agreement provides for an initial employment term through June 30, 2028, subject to automatic one-year renewal periods unless either party provides at least 30 days’ prior written notice of non-renewal. Under the Nalepa Agreement, Mr. Nalepa will receive an annualized base salary of $260,000. For the period from the effective date of the Nalepa Agreement through May 1, 2026, Mr. Nalepa will be eligible to receive an initial bonus of $75,000, subject to the Company’s timely filing of its Annual Report on Form 10-K for the 2025 calendar year, receipt of a satisfactory report from the Company’s independent auditors with respect to the Company’s 2025 financial statements, and Mr. Nalepa’s continued employment through the payment date. For the 12-month period commencing July 1, 2026, and for each subsequent 12-month period during the employment term, Mr. Nalepa will be eligible to receive a discretionary bonus, which may be more or less than $150,000, based upon key performance measures mutually agreed upon between Mr. Nalepa and the Compensation Committee of the Board in consultation with the Audit Committee of the Board.

Either party may terminate the employment relationship at any time, with or without Cause (as defined in the Nalepa Agreement), on advance notice as provided in the Nalepa Agreement, except that the Company may terminate Mr. Nalepa’s employment immediately for Cause. Mr. Nalepa is required to provide the Company at least 30 days’ prior written notice if he decides to terminate his employment, provided that any such notice must be given at least 60 days prior to any deadline for filing the Company’s quarterly or annual financial reports with the SEC. If Mr. Nalepa’s employment is terminated by the Company without Cause or by Mr. Nalepa for Good Reason (as defined in the Nalepa Agreement), then, subject to his execution and non-revocation of a general release of claims, Mr. Nalepa will be entitled to a separation payment equal to 12 months of his then-current base salary, payable in 12 equal monthly installments. Upon a Change in Control (as defined in the Nalepa Agreement) during the employment term, the Company may terminate Mr. Nalepa’s employment within 120 calendar days after the Change in Control, in which event Mr. Nalepa will be entitled, subject to his execution and non-revocation of a general release of claims, to a lump-sum payment equal to two times his then-current base salary, in lieu of the separation payment described above.

The Nalepa Agreement also contains customary provisions regarding expense reimbursement, employee benefits, vacation, indemnification and directors’ and officers’ liability insurance, and post-termination obligations, including pursuant to a previously executed proprietary rights agreement.

The foregoing description of the Nalepa Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nalepa Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, entered into on March 24, 2026 and effective as of March 20, 2026, by and between Rekor Systems, Inc. and Robert A. Berman.

10.2	Employment Agreement, entered into on March 24, 2026ds and effective as of November 17, 2025, by and between Rekor Systems, Inc. and Joseph Nalepa.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: March 27, 2026	/s/ Joseph Nalepa
Name: Joseph Nalepa Title: Chief Financial Officer